Exhibit 99.2

Filed pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Filing Person: Sonic Solutions
Commission File No.: 000-23190

Subject Company: DivX, Inc.

Commission File No.: 001-33029

Sonic Solutions
Management Commentary on Fiscal 1Q 2011 Earnings
August 4, 2010

Safe Harbor Statement
The following commentary contains forward-looking statements within the meaning of the federal securities laws. All statements, other than those of historical fact, are forward-looking statements, including but not limited to those regarding growth and financial performance, financial outlook, strategic and operational plans.  All forward-looking statements are made as of today based on current information and expectations and are inherently subject to change. We ask that you review these cautionary statements in today’s press release and refer to Sonic's recent filings on Form 10-K and 10-Q for more detailed discussions of the relevant risks and uncertainties that could cause actual results to differ from these forward looking statements. Except as required by law, Sonic undertakes no obligation to review or update any forward-looking statements.

In addition, unless otherwise noted, financial information is presented on a non-GAAP basis. These non-GAAP measures should be considered as supplemental to and not a substitute for or superior to the corresponding measures calculated in accordance with GAAP. While we believe that the non-GAAP measures provide information that is useful to investors, we recommend a careful review of the reconciliations between GAAP and non-GAAP measures provided in today's press release as well as the detailed disclosures related to the purpose of, and limitations on, non-GAAP disclosures. Today’s press release can be found on the Sonic website at www.sonic.com under “About Sonic – Investor Relations.”

Dave Habiger
We finished the first quarter of fiscal 2011 with non-GAAP revenues of $25.7 million dollars, Adjusted EBITDA of $1.6 million and a cash balance of $55 million. Our results were ahead of expectations and show our continued commitment to profitability while accelerating our expansion on the premium content side of our business. Indeed, many of the gains we experienced during the last quarter were related to RoxioNow, which I will address shortly, however I’d first like to highlight some of the aspects of our Roxio consumer business, which accounts for 80% of our revenues.

Our Roxio-branded consumer business continues to dominate at retail with more than 4x the dollar volume than the next largest competitor according to the latest data from the NPD Group. Looking back over the last 3 years, Roxio has gained 10% market share each year, and as of the end of June, our products held 62% of the market in terms of dollar volume. The June quarter, however, has historically been our lightest quarter, particularly in our PC-OEM channel, and this year was no exception.  Our key PC manufacturer relationships are solid, and several trends suggest that they may strengthen even further based on our upcoming product line.  Many of our product SKUs continue to win OEM bids from our significant customers, and we have high expectations for this upcoming holiday season.  Creator 2011, the next version of our flagship software line, is expected to have broad appeal to consumers and our OEM customers given the added enhancements that we’ve made to our Web services, photo and video editing and online backup solutions. With the powerful new 2D to 3D photo capabilities of C2011, we have secured new merchandising opportunities outside of the traditional software sections of retail stores. We continue to enjoy exclusive category shelf positions at Costco Wholesale, Target, Sams Club and Wal-Mart, and in the case of Best Buy, we have a bundling agreement in place where a light version of certain Roxio products are being shipped on all Best Buy PCs. Creator 2011 ships in late August, and we will be providing more details about its progress on our next earnings call.

Turning now to our premium content business, as I mentioned earlier, we continue to make huge strides with RoxioNow.  In the June quarter, we announced the addition of a major retailer, partnerships with a number of key CE manufacturers, and the unveiling of new initiatives that position Sonic at the forefront of emerging 3D, HD and interactive technologies.  Since our last conference call, we’ve announced partnerships that include:

Sears, the world’s 3rd largest CE retailer, has licensed the RoxioNow platform to power digital entertainment delivery services on electronic devices sold in both Sears and Kmart.  Sonic and Sears have teamed to embed the services on a growing network of devices including portable media players, Blu-ray Disc players, mobile phones, and high-definition television sets from leading manufacturers. The new services are expected to launch later this year and be broadly promoted at retail stores nationwide;

RealD, announced a strategic alliance with Sonic to develop and release new consumer solutions for the home creation, publishing and playback of personal 3D video content. As part of the collaboration, Sonic is integrating the propriety stereoscopic RealD Format into its RoxioNow premium entertainment platform;

ASUS, ASUSTeK Computer has selected Roxio CinePlayer for worldwide shipment with its next-generation 3D-enabled G-series notebook computers;

DTS, has partnered with Sonic to bring its highly regarded multi-channel audio format to the RoxioNow platform, enable Sonic's retail partners, such as Best Buy and Blockbuster, to significantly enhance the viewing of premium movies, next-day television shows, and independent films with richly immersive 5.1-channel surround sound;

Boxee, has licensed the RoxioNow entertainment platform in order to power premium entertainment storefronts through its Web-to-TV desktop application, as well as upcoming set-top boxes, TVs, and mobile devices running Boxee;

MOD Systems, will integrate RoxioNow into its self-service digital download kiosks. Participating retailers will be able to provide consumers' in-store and connected-device options for purchasing digital film and television titles that can be easily accessed and enjoyed from a wide range of CE devices;

MediaTek, announced the availability of the RoxioNow in its advanced Blu-ray Disc SoC solutions as well as HDTV solutions;

Panasonic, announced the availability of RoxioNow on its latest System LSI in the UniPhier® series, including next-generation connected HDTVs and Blu-ray Disc players; and

Haier, one of the world's largest home appliances and consumer electronics manufacturers, has licensed our technology to deliver movies and TV shows over the Web to a new line of Haier-branded Blu-ray Disc players and HDTVs.

The concept of a digital locker is becoming increasingly understood by the broader market, and the “buy anywhere, play anywhere” value proposition is soon to get wider promotion from the upcoming launch of Best Buy’s CinemaNow platform.  I’m pleased to report that we are well underway establishing Best Buy’s CinemaNow platform on a broad range of devices that will be sold in their stores with the aim of being on every device available at Best Buy that has a Web connection. These include connected TVs, portable media players, PCs, Blu-ray players, gaming consoles, set-top boxes and mobile phones from every manufacturer. The following are a list of initiatives that are currently underway with Best Buy:

•	Developed a staging area for their stores that is focused on the CinemaNow initiative, and is currently being set up in most stores nationwide;

•
Launched a Movie Mobile Application on June 26, 2010, surrounding the animated feature film, Despicable Me, allowing consumers to download an application and synchronize their mobile device with the movie while viewing it in a theater, and in so doing, users receive a $10 credit towards CinemaNow;

•	Partnered with major OEM’s to preload major studio content on different internet connectable devices; and

•	CinemaNow is currently available on LG BD players, Samsung TV & BD Players, Insignia BD Players and will launch on most Internet connectable devices by the end of 2010.

We’re cooperating closely with Best Buy, and we have every indication from them that they are on schedule for the roll out of these services beginning en-masse for the Holiday shopping rush.  Look for more specific information about the timing and nuances of their rollout in the coming weeks.

Looking forward at the next two quarters, we'll be moving rapidly to deploy the RoxioNow platform on millions of CE devices, enabling the download or rental of premium content across a broader number of retail storefronts. By the end of calendar 2010, we expect RoxioNow to be enabled on over 20 million CE devices, on our way to achieving the target we’ve set for ourselves of 30 million CE devices by June of 2011.  As of the end of the June quarter, the attach rate – or the percentage of users who activate the RoxioNow service on a device – jumped as high as 6.5% on Blu-ray players where our services were promoted to the consumer.  We expect this metric to increase with increased retailer promotional efforts and the launch of additional retail storefronts such as Best Buy by the end of calendar 2010.  In this same time frame, we expect to be launching version 2 of our software, which provides some terrific enhancements to our service including a powerful recommendation engine, a faster and more user-friendly interface, and an all-round more robust experience for the consumer.

As most of you who follow Sonic know, we’ve been signaling that significant revenue growth will start occurring late in this fiscal year, as the number of CE devices supporting RoxioNow dramatically increases.  I’ve frequently been asked by investors what to look for in the meantime as markers of Sonic’s success.

Basically, I think investors should focus on two things:

First, with each passing month, we will announce more and more partnerships — with studios and content publishers, with CE partners, and with retailer “storefront” partners.  Each partnership will bring added value to the RoxioNow ecosystem, and position us to profit handsomely as consumers begin wholesale adoption of the new content distribution model.

Second, look for evidence of proactive steps taken by studio content publishers to facilitate the transition to digital delivery — to accelerate the paradigm shift.  As we have consistently argued, far from being threatening, the move to digital distribution strengthens the hands of the premium content community for two reasons:  (1) it allows the studios to recapture some or all of the rental gross margin now accruing to the disc rental companies; (2) it brings the studios back into intimate contact with their consumer customers — something the studios haven’t enjoyed since the end of studio owned-and-operated theatres in the 1940s.

Over the next months and years, we expect to see increasing evidence of an accelerating shift to digital delivery.  We already saw the creation of a 28-day content window that delays the availability of physical rental titles that gives us a 28-day lead to sell and rent movies digitally before physical discs are available via the Netflix mail service.  Not only is this is a boost for our business, but we expect to see further evidence from the studios that support digital distribution.  For example, two weeks ago, The Digital Entertainment Content Ecosystem (DECE), a consortium of studios and digital media technology companies, unveiled its consumer brand called ‘UltraViolet’. The aims of DECE and Sonic are aligned: to allow consumers to watch their digital entertainment across multiple platforms, including connected TVs, PCs, game consoles, smartphones and tablet PCs.  As a founding member of DECE, Sonic has been collaborating with other members to hasten the technological shift toward cloud-based delivery and a digital rights locker.  Our tools and technology are helping to facilitate this transition; within the DECE consortium we aim to be the leader in actual deployment of locker-enabled devices and services.

It’s clear to us that the premium content industry has started a major paradigm shift in how premium content is managed and distributed; with delivery to the consumer becoming virtual rather than physical; with relationships between content creators and consumers becoming more direct and nuanced, rather than distant and rigid.  We intend that Sonic will play an integral part in developing this new infrastructure. We aim to be one of the very few companies that will wholeheartedly embrace this new model, and in doing so, we believe we can create significant value for our partners and for our shareholders.

Paul Norris

For the June quarter, our GAAP net revenue was $25.4 million, above our guidance and analysts’ consensus.

Roxio Consumer revenue was $20.4 million in the quarter, down slightly from $22.1 million last quarter due to normal seasonal factors.  Our Roxio retail performance was particularly strong, and we saw encouraging trends from our PC-OEM partners during what is typically a seasonally weak quarter.

Our Premium Content Group, which includes our Professional Products, RoxioNow, Qflix, and CE licensing, contributed $5.0 million in revenue during the June quarter, up from $4.3 million in the prior quarter. The increase over the prior quarter was due to greater licensing and services revenue from RoxioNow. Adjusting for contra revenues of $285K relating to the Best Buy warrant, the Premium Content Group’s non-GAAP net revenue was $5.3 million, bringing our total Non-GAAP revenue for the June quarter to $25.7 million

Our gross margin (which, on a non-GAAP basis, excludes $107K in amortization of acquired intangibles) was 71%, consistent with previous quarters.  In the near term we expect that our gross margin will continue to be in this range.

On a GAAP basis, operating expense was $19.3 million for the June quarter, up from $17.4 million last quarter, largely due to $1.6 million of expenses associated with our proposed acquisition of DivX.  GAAP operating expense breaks down as follows:

•	Sales and marketing expense totaled $7.1 million, down 8.1% from the prior quarter;

•	Research and development expense totaled $5.9 million, up 4.6% from the prior quarter; and

•	General and administrative expense totaled $4.7 million, up 17.6% from the prior quarter.

As I indicated, there were also $1.6 million in expenses related to the DivX acquisition, and the GAAP figures include $819K in share-based compensation.

On a non-GAAP basis, our operating expense was $16.9 million, leading to non-GAAP operating income of $1.2 million.

Interest income and other expenses totaled $(238)K for the quarter.

Net Income
Our non-GAAP net income for the quarter was $591K, or $0.02 cent per fully diluted share.  On a GAAP basis, our net loss was $1.1 million or $(0.03) cent per share. Our Adjusted EBITDA, which is comprised of earnings before interest, taxes, depreciation and amortization, excluding the warrant expense and contra revenue, restructuring credit, and share-based compensation, was $1.6 million.  This was substantially better than the “break-even to slightly negative” we estimated in our March earnings release, and shows our continuing commitment to managing costs while working to build our premium content business.

Balance Sheet

Cash and cash equivalents ended the quarter at $55 million, up $0.4 million from the prior quarter.  Deferred revenue grew by $1.7 million during the quarter, from $5.9 million at March 31st to $7.6 million at June 30th due primarily to new Premium Content Group licensing deals.

Guidance

Our merger with DivX is currently on track to occur in mid- to late-September, perhaps lagging to the early part of October, based on SEC review of our proxy statement.  Thus, we may not complete the September quarter as a separate company.  However, assuming we are still separate from DivX on September 30, our forecast for the second fiscal quarter is for revenues of at least $26 million.  We estimate that operating expenses will be up on a sequential basis as we add some additional headcount to our RoxioNow workforce.  We estimate that our Adjusted EBITDA will be approximately half a million dollars in the September quarter.

Our assumptions continue to take into account seasonal factors that affect the performance of the PC industry as it impacts many areas of our business.  The September quarter has traditionally been a weaker quarter for us, particularly as we enter a refresh cycle for our Creator line of software.

As part of our due diligence for the merger, Sonic and DivX shared certain non-public business and financial information for our respective companies. This information was subsequently disclosed publicly and was detailed in the preliminary proxy filed with the SEC on July 13.  Among the shared information were financial forecasts for Sonic as a stand-alone company for the fiscal years ending March 31, 2011, March 31, 2012 and March 31, 2013. The financial forecasts were prepared and delivered in March 2010 and were based on numerous assumptions made at that time by Sonic’s management, including (i) Sonic’s expectations regarding the number of consumer electronics manufacturers shipping Sonic-powered premium content stores, the number of United States and foreign retail partners offering Sonic-powered premium content stores, consumer “attach rates” reflecting registration to use such stores, and registered customer purchasing behavior, (ii) Sonic’s expected growth in Roxio personal content software based on its offering of additional products and expectations regarding its OEM relationships, and (iii) expected operating expenses, including headcount increases necessary to support ongoing product development and sales and marketing. To the extent that Sonic’s own internal analyses were based on varying ranges of assumptions, Sonic selected the more conservative ends of such ranges in preparing the applicable forecasts, particularly in areas, such as the RoxioNow premium content initiatives, where underlying business models are still subject to evolution and Sonic’s operational experience has been limited.

The financial forecasts for Sonic’s 2011, 2012 and 2013 fiscal years included revenue projections of $110 million, $183 million and $279 million, respectively; gross profit of $75 million, $97 million and $117 million, respectively; and operating income (loss) of $(4.8) million, $9.4 million and $23.5 million, respectively.

As I mentioned earlier, our current expectation is for the DivX acquisition to close sometime in mid- to late-September, possibly stretching into early October, depending on the progress of our proxy review with the SEC, something we obviously do not have complete control over.  When the merger closes, we will no doubt have to revise our forecasting assumptions to take into account the integration of DivX’s businesses.